Exhibit 10.2

Capstone Turbine Corporation
Code of Ethics for Senior Financial Officers and Chief Executive Officer

          This Code of Ethics (this “Code”) applies to the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions (collectively, the “Senior Financial Officers”), of Capstone Turbine Corporation (the “Company”). They are uniquely capable and empowered to ensure that all stakeholders’ interests are appropriately balanced, protected and preserved. The Company adopted the Capstone Turbine Corporation Code of Business Conduct (our “Code of Conduct”), which is the basis of our commitment to the highest ethical and legal standards. Our Code of Conduct governs all of our directors and employees, including our Senior Financial Officers. Each of the provisions of this Code is addressed in our Code of Conduct, and each of our Senior Financial Officers is subject to, and has agreed to abide by, the Code of Conduct. Moreover, in light of the requirement contained in the Sarbanes-Oxley Act of 2002 that each public company disclose whether it has a code of ethics for senior financial officers, we have prepared this Code in order to specifically addresses the unique role of these officers in corporate governance. The Code provides principles to which the Senior Financial Officers are expected to adhere and which they are expected to advocate. The Code is intended to deter wrongdoing and to promote:

(a)	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

(c)	compliance with applicable laws, rules and regulations;

(d)	the prompt internal reporting of violations of the Code; and

(e)	accountability for adherence to the Code.

          All of our Senior Financial Officers must conduct themselves in accordance with the Code and seek to avoid even the appearance of improper behavior. The Code is neither a contract nor a legal document that creates a contractual relationship. This Code does not summarize all of our policies. Senior Financial Officers must also comply with our other policies, including those set forth in our Code of Conduct.

1.       Compliance With Laws. Obeying the law, both in letter and in spirit, is the foundation on which the Company’s ethical standards are built. All Senior Financial Officers must respect and obey the laws, rules and regulations of the jurisdictions in which we operate. It is important for Senior Financial Officers to ensure compliance with these laws, rules and regulations and to take action promptly on any reports of violations or suspected violations.

2.       Conflicts Of Interest. The Company expects and requires its Senior Financial Officers to act honestly and ethically and to avoid actual or apparent conflicts of interest with the Company, except when acting in compliance with policies or guidelines approved by the Board of Directors.

3.       Public Company Reporting. As a public company, the Company must provide full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the Securities and Exchange Commission and in other public communications. The Senior Financial Officers are directly involved in that process and have several responsibilities, including the following:

1

•	Assuring that our public reports are complete, fair and understandable. We expect you to take this responsibility very seriously.

•	Maintaining our books, records, accounts and financial statements in reasonable detail while ensuring that they appropriately reflect our transactions and conform both to applicable legal requirements and are subject to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained.

•	Retaining or destroying records according to our record retention policies. In accordance with those policies, in the event of litigation or governmental investigation, please consult the Company’s counsel immediately.

•	Assuring that our public reports fairly and accurately reflect the business and finances of the Company. If you believe that they do not, you have a responsibility to bring your concerns to the attention of the Company’s the Chairman of the Audit Committee.

•	Complying with the Company’s disclosure controls and procedures.

          Every Senior Financial Officer who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee (the “Audit Committee”) of the Board of Directors is directed to report the matter promptly to the Chairman of the Audit Committee. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.

4.       Waivers Of The Code Of Business Conduct And Ethics. Any waiver of this Code for Senior Financial Officers may be made only by the Board of Directors to the extent necessary and warranted and will be promptly disclosed to the extent required by law or regulation of any applicable securities exchange market.

5.       Reporting Illegal Or Unethical Behavior. The Senior Financial Officers are required to report promptly in accordance with the reporting procedures established by our Code of Business Conduct any observed illegal or unethical behavior, or other violations of this Code. In the rare case that a Senior Financial Officer becomes aware of a serious legal violation or a breach of fiduciary duty by a director, officer or employee of the Company, he or she is required to contact the the Chairman of the Audit Committee or another member of the Audit Committee.

Retaliation for reports of misconduct is strictly prohibited. Anyone who retaliates or attempts to retaliate against a reporting employee will be subject to discipline, up to and including termination.

6.       Investigations of Reports, Corrective Action and Discipline. The Board of Directors, through the Audit Committee, will investigate all reported concerns promptly and confidentially to the extent possible. Senior Financial Officers are expected to cooperate fully in internal investigations of misconduct. The Board, or appropriate committee, will assess any findings from the investigation and recommend corrective action or changes that need to be made.

7.       Administration Of Code. The Code shall be administered by the Company’s Audit Committee. Senior Financial Officers are encouraged to seek guidance regarding the application or interpretation of this Code from the Company’s counsel or the the Chairman of the Audit Committee and are expected to cooperate fully in any investigation of any potential violation of this Code.

Capstone Turbine Corporation
Code of Ethics for Senior Financial Officers and Chief Executive Officer
Acknowledgement

          I have received the Company’s Code of Ethics for Senior Financial Officers and Chief Executive Officer. I certify that I have read, understand and will comply with the Code. I understand that my failure to comply in all respects with the Company’s policies and codes, including the Code of Ethics, is basis for disciplinary action against me up to and including termination of my employment or relationship with the Company.

Dated:

(Signature)

(Print Name)

3